UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) OCTOBER 25, 2000



                               OCEAN ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                  TEXAS                    1-8094                74-1764876
     (State or other jurisdiction of   (Commission File       (I.R.S. Employer
     incorporation or organization)        Number)           Identification No.)

               1001 FANNIN, SUITE 1600, HOUSTON, TEXAS 77002-6714
               (Address of principal executive offices) (Zip code)

                                 (713) 265-6000
              (Registrant's telephone number, including area code)

                                      None
              (Former name, former address and former fiscal year,
                          if changed since last report)

                               OCEAN ENERGY, INC.

ITEM 9.  REGULATION FD DISCLOSURE.

         In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

                    UPDATED DISCLOSURE OF YEAR 2000 ESTIMATES

         The table following this narrative sets forth the Company's current estimates of its operating statistics for the fourth quarter and year ended December 31, 2000. These estimates are based on the Company's historical operating performance and trends, estimates of oil and gas reserves as of September 30, 2000 and the Company's planned capital and operating budget for 2000. The following discussion updates the disclosure of Year 2000 estimates contained in the Company's Form 8-K filed on February 23, 2000 and second quarter Form 10-Q to reflect actual operating performance for the first three quarters of 2000 and revised estimates for the fourth quarter of 2000.

         The Company is not predicting what actual oil and gas prices will be during the remainder of the year. For purposes of the 2000 estimates, the Company has assumed price differentials due to location, quality and other factors of a $2.75-$3.25 per Bbl discount from NYMEX pricing for crude oil production and an $0.08-$0.13 per Mcf discount from Henry Hub pricing for natural gas production. Ocean currently has hedged approximately 25,000 barrels per day and 115,000 Mcf per day of its remaining 2000 crude oil and natural gas production, respectively. Assuming current strip prices, the average price of hedged production is estimated at $22.17 per Bbl for crude oil and $2.95 per Mcf for natural gas. Depending upon various circumstances, the Company may periodically enter into additional hedges of expected crude oil and natural gas production.

         While oil prices have been at or near multi-year highs this year, there can be no assurance that current price levels will continue. Oil and gas prices have fluctuated significantly in recent years in response to numerous economic, political and environmental factors, and the Company expects that commodity prices will continue to fluctuate significantly in the future. Changes in commodity prices could significantly affect the Company's expected operating results. In addition to directly affecting revenues, price changes can affect expected production because production estimates necessarily assume that oil and gas can profitably be produced at the assumed pricing levels. In addition to the above pricing assumptions, the 2000 estimates were prepared assuming that demand, curtailment, producibility and general market conditions for the Company's oil and gas for fourth quarter 2000 will be substantially similar to those of the first three quarters of 2000. No material assumptions concerning acquisitions or divestments activities are included.

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
                               OCEAN ENERGY, INC.


         All of the estimates and assumptions set forth in this document constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the energy industry generally and could cause the Company's expected results to differ materially from those expressed in this release. These factors include, among other things:

   -   Commodity price changes, including local and regional variations;

   - Risks and problems incident to the drilling and operation of oil and gas wells, such as drilling difficulties or delays, well explosions or other disasters, environmental risks, and lack of control over timing of expenditures on third-party operated properties;

   -   Changes in production and development costs;

   -   Changes in drilling success rates;

   -   Changes in laws and other regulatory actions;

   - Political and economic events and conditions in the foreign jurisdictions in which the Company operates;

   -   Risks incident to hedging activities;

   -   Changes in interest rates and capital market conditions;

   -   Changes in general economic conditions;

   -   Competition from others in the energy industry;

   - The uncertainty inherent in estimates of oil and gas reserves and production rates;

   -   Unusual or infrequent items that are not susceptible to estimation; and

   - The risk factors and other conditions described in the Company's report on Form 10-K for the period ended December 31, 1999 and in the reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000.

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

                               OCEAN ENERGY, INC.


         The Company cautions that the fourth quarter and year 2000 estimates set forth below are given as of the date hereof only based on currently available information, and that the Company is not undertaking any obligations to update these estimates as conditions change or other information becomes available.


                           UPDATED ESTIMATES FOR 2000

                                                                           Mid-Point of Estimated Ranges (*)
                                                               ----------------------------------------------------------
                                                                    Fourth Quarter                     Annual
                                                               --------------------------    ----------------------------

 PRODUCTION:
     Crude Oil                                                        6 MMBbls                    24 MMBbls
     Natural Gas                                                     40 Bcf                      150 Bcf



OPERATING COSTS/BOE:
     Lease operating expense                                      $  4.35                       $  4.63
     General and administrative expense                              0.55                          0.58
     Interest                                                        1.31                          1.52
     Depreciation, depletion and amortization                        6.17                          6.24
                                                                  --------                      --------

                                                                   $12.38                        $12.97



EFFECTIVE TAX RATE                                                44 - 48%                      44 - 48%
                                                                  (80% deferred)                (80% deferred)


PREFERRED DIVIDENDS                                               $0.8 million                  $3.3 million




-----------------------------------------------------------

(*) These estimates represent approximately the mid-point of the range of the Company's estimates of the above information. Actual results may differ materially from these estimates. Pricing assumptions are included in the narrative.

         The Company has revised its estimates of operating statistics for the year ended December 31, 2000 based on operating performance for the first nine months of 2000 and revised estimates for the fourth quarter of 2000. Annual production estimates have been reduced by approximately 5% due primarily to production delays and operational turnarounds in Equatorial

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
                               OCEAN ENERGY, INC.


Guinea and Cote d'Ivoire. Lease operating costs per BOE have been increased by approximately 5% to $4.63 per BOE, primarily due to increased production taxes attributable to higher commodity prices. Estimated general and administrative expenses for year 2000 increased to $0.58 per BOE due primarily to the decrease in production estimates and an increase in expenses relating to compensation plans that are tied directly to the market price of the Company's common stock.

         Natural gas is stated herein in billion cubic feet ("Bcf"), or thousand cubic feet ("Mcf"). Crude oil is stated in barrels ("Bbl") or million barrels ("MMBbls"). BOE represents one barrel of oil equivalent with six Mcf of gas converted to one barrel of liquid.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    October 25, 2000

                                              OCEAN ENERGY, INC.


                                     By:      /s/ William L. Transier
                                              -------------------------------
                                              William L. Transier
                                              Executive Vice President and Chief
                                              Financial Officer
                                              (Principal Financial Officer)


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